UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

ITEM 1.02 Termination of Material Definitive Agreement.

Second Sight Medical Products, Inc. (the “Company”) and Sylmar Biomedical Park, LLC (the “Landlord”), entered into a Letter Agreement dated May 18, 2020 pursuant to which the parties agreed to accelerate the expiration dates of the Company’s existing leases (the “Leases”), to a date not later than June 18, 2020 (“Accelerated Termination Date”). The Company agreed to pay the Landlord (i) $210,730 to bring the Leases current (the “Owed Rent”) and to remit (ii) a one-time early termination fee in the amount of $150,000 (the “Early Termination Amount”). Prior to the early termination agreed in this letter the Company was obligated to pay aggregate base rent of approximately $912,023 and estimated expenses of approximately $1.0 million for the term remaining under the Leases through the respective expiration dates in February 2022 and April 2023.  The Landlord acknowledged that as of the date of the Letter Agreement the Owed Rent and the Early Termination Amount constituted all amounts owing to the Landlord under the Leases. The Letter Agreement also provided for mutual releases between the parties, carving out as to Landlord certain matters including the Company’s default under the Letter Agreement, any breach of the Company’s representations and warranties and claims related to the Company’s obligations with respect to hazardous substances under the Leases.  In the event of a judgment against Landlord, seeking the avoidance or return of payments made to Landlord under the Letter Agreement, which remains unvacated, unbonded or unstayed for 45 days, the Landlord may treat the Leases as though there was an uncured breach by the Company as of the Accelerated Expiration Date, reserving all claims resulting from such breach as more particularly set forth in the Letter Agreement and the Leases.

The description above of the terms and conditions of the Letter Agreement is a summary which does not purport to be complete and that description is qualified in its entirety by the full text of the Letter Agreement which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Letter Agreement dated May 18, 2020 between Registrant and Sylmar Biomedical Park, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer